Exhibit 10.3

PROMISSORY NOTE B

FOR VALUE RECEIVED, URGEMEDICAL GROUP INC., a Virginia corporation ("Buyer"), as of April 1, 2016 (the “Effective Date”), promises to pay to the order of ACSH URGENT CARE HOLDINGS, LLC and ACSH PRIMARY CARE HOLDINGS, LLC, each a Delaware limited liability company (collectively, "Sellers"), c/o American Caresource Holdings, Inc., Attention: Adam S. Winger, President and Chief Executive Officer, at 55 Ivan Allen Jr. Blvd., Suite 510, Atlanta, Georgia 30308, or at such alternate address as Sellers may provide Buyer in writing, from time to time, the principal sum of FOUR HUNDRED THOUSAND and NO/100 DOLLARS ($400,000.00), with interest accruing on the unpaid balance of such principal sum from the date hereof, at the rate per annum and on the additional terms and subject to the conditions described herein.

This Promissory Note is made pursuant to that certain Equity Purchase Agreement, dated April 1, 2016, by and among Sellers, Buyer and Payam Herischi (the "Guarantor").

1.            Accrual of Interest. The unpaid principal balance of this Promissory Note (the “Note”) shall bear simple interest at a fixed interest rate of 5% per annum (the “Interest Rate”). The Interest Rate will be computed on the basis of the actual number of days elapsed over an assumed year of 360 days, meaning that the interest accrued for each day will be computed by multiplying the Interest Rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360. Notwithstanding any provision herein to the contrary, in no event shall the Interest Rate exceed the rate allowable under any applicable statute or law. If the Interest Rate is determined to exceed the rate allowable under any applicable statute or law, the Interest Rate shall be the maximum allowed by any such statute or law.

2.            Payments of Principal and Interest. No payments of principal or interest shall be due and payable until July 1, 2016, at which time payments of principal and interest shall be made as follows:

(a)            Payment of Interest. On July 1, 2016, Buyer shall pay all accrued but unpaid interest through such date. Beginning August 1, 2016, Buyer shall make interest-only payments on the first day of each month until this Note is satisfied in full; and

(b)            Payment of Principal. The principal shall be repaid in three equal installments of $133,333.33, with each such installment due and payable on the first, second and third anniversaries of the Effective Date.

3.            Guarantees and Security. The indebtedness evidenced by this Note are guaranteed and secured by and pursuant to the terms and conditions of (i) that certain Pledge Agreement, dated as of the Effective Date, by and between Sellers and Buyer and (ii) that certain Guaranty, dated as of the Effective Date, by and between Sellers and Guarantor (collectively, the "Security Documents"). All of the terms and provisions of the Security Documents are incorporated herein by reference.

4.            Late Payment Penalty. Upon the failure of Buyer to pay in full any installment due hereunder within five days of the due date for such installment, a late payment penalty of One Hundred Dollars ($100) (the "Late Payment Amount") shall immediately be charged to Buyer and Buyer shall pay the Late Payment Amount to Sellers within ten days of the original due date of such installment. The imposition of the Late Payment Amount shall be in addition to any other rights and remedies of Seller under this Note upon the occurrence of any other Event of Default (as defined in Section 5).

5.            Events of Default. Buyer shall be deemed in default under the terms of this Note upon the occurrence of any of the following events (each, an "Event of Default"):

(a)             The failure of Buyer to pay any installment of principal, interest or any other amount due under this Note within 10 days of the date such payment is due;

(b)            The occurrence of an "Event of Default" under Promissory Note A as such term is defined in that certain Promissory Note A, dated as of the Effective date, by and between Sellers and Buyer;

(c)             Buyer (i) admits in writing its inability to pay its debts as they mature; (ii) makes a general assignment for the benefit of creditors; (iii) is adjudicated bankrupt or insolvent; or (iv) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors, or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by Buyer for the purpose of effecting any of the foregoing;

(d)            An order, judgment or decree is entered, with or without the application, approval or consent of Buyer, by any court of competent jurisdiction, approving a petition seeking reorganization of Buyer or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for any period of consecutive days; or

(e)             If any action is voted or taken for (i) the voluntary dissolution or liquidation of Buyer or of all or substantially all of its assets, (ii) the consolidation, merger or other combination of Buyer with or into any other corporation, firm, partnership or other entity; or (iii) the sale of all or a substantial portion of the assets of Buyer.

6.            Acceleration. Upon the occurrence of an Event of Default, the entire unpaid indebtedness of this Note, including, without limitation, all principal then outstanding together with accrued interest on such principal, shall, at the option of Seller, immediately become due and payable without notice.

7.            Covenants. Buyer (a) upon an Event of Default, shall pay all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Seller in collecting or attempting to collect under this Note; (b) waives demand, presentment, protest, notice of protest, suit and all other requirements necessary to hold Buyer liable hereunder; and (d) agrees that time of payment may be extended or renewal note taken or other indulgence granted without notice of or consent to such action, without release of liability as to Buyer.

8.            Non-Waiver. No delay on the part of Sellers, or the holder hereof, in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude other or further exercises thereof or the exercise of any other power or right. All rights and remedies of the holder hereof shall be cumulative and may be exercised consecutively or concurrently.

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9.            Optional Prepayment. Buyer shall have the privilege to prepay all or any portion of the principal amount hereof, at any time, without premium or penalty. Any partial prepayment of principal shall be applied to the principal installments last falling due hereunder and shall not defer payment of installments next due and payable as originally provided herein.

10.          Modification. Sellers, or the holder hereof, shall not be deemed to have modified, terminated, discharged or waived any of the rights hereunder unless such modification, termination, discharge or waiver be in writing and signed by such Seller or holder.

11.          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Virginia without regard to its conflicts-of-law principles.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Promissory Note B on the Effective Date.

BUYER:

URGEMEDICAL GROUP INC., a Virginia corporation

By:
Name:	Payam Herischi
Title:	President

SELLERS:

ACSH URGENT CARE HOLDINGS, LLC ACSH PRIMARY CARE HOLDINGS, LLC, each a Delaware limited liability company

By:
Name: Adam S. Winger
Title: President and Chief Executive Officer

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